UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported May 20, 2010): May 21, 2010

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of principal executive offices)

(334) 676-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Filing of Monthly Operating Report for the Period Ended April 30, 2010

On May 20, 2010, The Colonial BancGroup, Inc. (the Company) filed its monthly operating report for the period April 1, 2010 through April 30, 2010 (the April Monthly Operating Report) with the United States Bankruptcy Court for the Middle District of Alabama, Northern Division.

Before reading the April Monthly Operating Report, we strongly urge you to read the Summary Cautionary Statement Regarding the April Monthly Operating Report below.

The April Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Summary Cautionary Statement Regarding April Monthly Operating Report

The April Monthly Operating Report contains financial information that has not been audited or reviewed by independent registered accountants, is not presented in accordance with generally accepted accounting principles and may be subject to future reconciliation and adjustments. The information contained in the April Monthly Operating Report has been prepared in accordance with applicable law under Chapter 11 of Title 11 of the United States Code and is not to be used for investment purposes. There can be no assurance that the April Monthly Operating Report is complete. The Company may amend or otherwise change the information contained in the April Monthly Operating Report at a future date. Results set forth in the April Monthly Operating Report should not be viewed as indicative of future results.

The information contained in the April Monthly Operating Report represents financial information of the Company only and does not include financial information for any subsidiary. The April Monthly Operating Report should under no circumstances be relied upon or viewed as a substitute, supplement or replacement for financial information that is filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

The above cautionary statement is a summary of the disclaimer included in the April Monthly Operating Report and is qualified in its entirety by reference to the April Monthly Operating Report incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	The Colonial BancGroup, Inc. Monthly Operating Report for the period ended April 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC

By	/S/ SIMUEL SIPPIAL JR.
Simuel Sippial, Jr.
Chairman

Date: May 21, 2010